Exhibit 16.1


                   [Israeloff, Trattner & Co. P.C. letterhead]


October 16, 2002

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: A.B. Watley Group, Inc. (the "Company")

Dear Sir/Madam:

Pursuant to the request of the above named company, we affirm that:

(1) We have read the Company's response to Item 4.1 of Form 8-K dated October 16, 2002; and

(2) We agree with the information contained therein.

Sincerely,


/s/ Israeloff, Trattner & Co. P.C.